BANKERS TRUST COMPANY
                            EXCHANGE AGENT AGREEMENT




Bankers Trust Company
Corporate Trust and Agency Group
Four Albany Street, 4th Floor
New York, NY  10006
Attention:  Corporate Market Services

Ladies and Gentlemen:

FCB/NC Capital Trust I (the "Issuer Trust"), a statutory business trust created under the laws of the State of Delaware, together with First Citizens BancShares, Inc., a Delaware corporation (the "Company"), is offering to exchange (the "Exchange Offer") up to $150,000,000 aggregate liquidation amount of its 8.05% Capital Securities (the "New Capital Securities") for an equal principal amount of its outstanding 8.05% Capital Securities (the "Old Capital Securities"), of which $150,000,000 aggregate liquidation amount is outstanding (the "New Capital Securities" and the "Old Capital Securities" are collectively referred to herein as the "Capital Securities"), pursuant to a prospectus (the "Prospectus") included in the Company's Registration Statement on Form S-4 (File No. 33-59039) as amended (the
"Registration Statement"), filed with the Securities and Exchange Commission (the "SEC"). The Term "Expiration Date" shall mean 5:00 p.m., New York City time, on September 23, 1998, unless the Exchange
Offer is extended as provided in the Prospectus, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. Upon execution of this Agreement, Bankers Trust Company will act as the Exchange Agent for the Exchange Offer (the "Exchange Agent"). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed thereto in the Prospectus.

A copy of each of the form of letter of transmittal (the "Letter of Transmittal"), the form of the notice of guaranteed delivery (the "Notice of Guaranteed Delivery"), the form of letter to brokers and the form of letter of clients (collectively, the "Tender Documents") to be used by Holders of Old Capital Securities in order to receive New Capital Securities pursuant to the Exchange Offer are attached hereto as Exhibit A.

The Company hereby appoints you to act as Exchange Agent in connection with the Exchange Offer. In carrying out your duties as Exchange Agent, you are to act in accordance with the following provisions of this Agreement:

         1. You are to mail the Prospectus and the Tender Documents to all of the Holders and participants on the day that you are notified by the Company that the Registration Statement has become effective under the Securities Act of 1933, as amended, or as soon as practicable thereafter, and to make mailings subsequent to the date thereof and to any persons who become Holders prior to the Expiration Date and to any persons as may from time to time be requested by the Company. All mailings pursuant to this Section 1 shall be by first class mail, postage prepaid, unless otherwise specified by the Company. You shall also accept and comply with telephone requests for information relating to the Exchange Offer provided that such information shall relate only to the procedures for tendering Old Capital Securities in (or withdrawing tenders of Old Capital Securities from) the Exchange Offer. All other requests for information relating to the Exchange Offer shall be directed to the Company, Attention: Kenneth A. Black

         2. You are to examine Letters of Transmittal and the Old Capital Securities and other documents delivered or mailed to you, by or for the Holders, prior to the Expiration Date, to ascertain whether (i) the Letters of Transmittal are properly executed and completed in accordance with the instructions set forth therein, (ii) the Old Capital Securities are in proper form for transfer and (iii) all other documents submitted to you are in proper form. In each case where a Letter of Transmittal or other document has been improperly executed or completed or, for any other reason, is not in proper form, or some other irregularity exists, you are authorized to endeavor to take such action as you consider appropriate to notify the tendering Holder of such irregularity and as to the appropriate means of resolving the same. Determination of questions as to the proper completion or execution of the Letters of Transmittal, as to the proper form for transfer of the Old Capital Securities, or as to any other irregularity in connection with the submission of Letters of Transmittal and/or Old Capital
Securities and other documents in connection with the Exchange Offer, shall be made by the officers of, or counsel for, the Company and the Issuer Trust at their written instructions or oral direction confirmed by facsimile. Any determination made by the Company and the Issuer Trust on such questions shall be final and binding.

         3. At the written request of the Company or its counsel, Ward and Smith, P.A. , you shall notify tendering Holders of Old Capital Securities of the termination of the Exchange Offer. In the event of any such termination, you will return all tendered Old Capital Securities to the persons entitled thereto, at the request and expense of the Company.

         4. Tender of the Old Capital Securities may be made only as set forth in the Letter of Transmittal. Notwithstanding the foregoing, tenders which the Company shall approve in writing as having been properly delivered shall be considered to be properly tendered. Letters of Transmittal and Notices of Guaranteed Delivery shall be recorded by you as to the date and time of receipt and shall be preserved and retained by you at the Company's expense for one year. New Capital Securities are to be issued in exchange for Old Capital Securities pursuant to the Exchange Offer only (i) against deposit with you on or prior to the Expiration Date or, in the case of a tender in accordance with the guaranteed delivery procedures outlined in Instruction 1 of the Letter of Transmittal, within five (5) New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery, together with executed Letters of Transmittal and other documents required by the Exchange Offer or (ii) in the event that the Holder is a participant in the Depositary Trust Company ("DTC" system), by the utilization of DTC's Automated Tender Offer Program ("ATOP") and any evidence required by the Exchange Offer.

                  You are hereby directed to establish an account with respect to the Capital Securities at The Depositary Trust Company (the "Book Entry Transfer Facility") within two days after the date hereof in accordance with SEC Regulation 240.17 Ad. Any financial institution that is a participant in the Book Entry Transfer Facility system may, until the Expiration Date, make book-entry delivery of the Old Capital Securities by causing the Book Entry Facility to transfer such Old Capital Securities into your account in accordance with the procedure for such transfer established by the Book Entry Transfer Facility. In every case, however, a Letter of Transmittal (or a manually executed facsimile thereof), or an Agent's Message, properly completed and duly executed, with any required signature guarantees and any other required documents, must be transmitted to and received by you on or prior to the Expiration Date or the guaranteed delivery procedures described in the Tender Documents must be complied with.

         5. Upon oral or written request of the Company (with written confirmation of any such oral request thereafter), you will transmit by telephone, and promptly thereafter confirm in writing to Kenneth A. Black or such other persons as the Company may reasonably request, the aggregate number and principal amount of Old Capital Securities tendered to you and the number and principal amount of Old Capital Securities property tendered that day. In addition, you will also inform the aforementioned persons, upon oral request made from time to time (with written confirmation of such request thereafter) prior to the Expiration Date, of such information as they or any of them may reasonable request.

         6. Upon the terms and subject to the conditions of the Exchange Offer, delivery of New Capital Securities will be made by you promptly after acceptance of the tendered Old Capital Securities. You will hold all items which are deposited for tender with you after 5:00 p.m. New York City time, on the Expiration Date pending further instructions from an officer of the Company.

         7. If any Holder shall report to you that his or her failure to surrender Old Capital Securities registered in his or her name is due to the loss or destruction of a certificate or certificates, you shall request such Holder (i) to furnish to you an affidavit of loss and, if required by the Company, a bond of indemnity in an amount and evidenced by such certificate or certificates of a surety, as may be satisfactory to you and the Company, and (ii) to execute and deliver an agreement to indemnify the Company and you in such form as is acceptable to you and the Company. The obligees to be named in each such indemnity bond shall include the Company and you. You shall report to the Company the names of all Holders who claim that their Old Capital Securities have been lost or destroyed and the Liquidation Amount of such Old Capital Securities.

         8. As soon as practicable after the Expiration Date, you shall mail or deliver via the Book Entry Transfer Facility's applicable procedures to a Holder the New Capital Securities that such Holder may be entitled to receive and you shall arrange for cancellation of the Old Capital Securities submitted to you or returned by DTC in connection with ATOP. Such Old Capital Securities shall be forwarded to the Property Trustee for cancellation and retirement as you are instructed by the Company (or a representative designated by the Company) in writing.

         9. For your services as the Exchange Agent hereunder, the Company shall pay you in accordance with the schedule of fees attached hereto as Exhibit B. The Company also will reimburse you for your reasonable out-of-pocket expenses (including, but not limited to, reasonable attorneys' fees not previously paid to you as set forth in Exhibit B) in connection with your services promptly after submission to the Company of itemized statements.

         10. You are not authorized to pay any concessions, commissions or solicitation fees to any broker, dealer, bank or other person or to engage or utilize any person to solicit tenders.

         11.      As the Exchange Agent hereunder you:

                           a. shall have no duties or obligations other than those specifically set forth herein or in the Exhibits attached hereto or as may be subsequently requested in writing of you by the Company and agreed to by you in writing with respect to the Exchange Offer;

                           b. will be regarded as making no representations and having no responsibilities as to the validity, accuracy, sufficiency, value or genuineness of any Old Capital Securities deposited with you hereunder, any New Capital Securities, or any Tender Documents or other documents prepared by the Company in connection with the Exchange Offer;

                           c. shall not be obligated to take any legal action hereunder which might in your judgment involve any expense or liability unless you shall have been furnished with an indemnity reasonably satisfactory to you;

                           d. may rely on, and shall be fully protected and indemnified as provided in Section 12 hereof in acting upon, the written or oral instructions with respect to any matter relating to your acting as Exchange Agent specifically covered by this Agreement or supplementing or qualifying any such action of any officer or agent, or such other person or persons as may be designated or whom you reasonably believe have been designated by, the Company;

                           e. may consult with counsel satisfactory to you, including counsel for the Company, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by you in good faith and in accordance with such advice of such counsel;

                           f. shall not at any time advise any person as to the wisdom of the Exchange Offer or as to the market value or decline or appreciation in market value of any Old Capital Securities or New Capital Securities; and

                           g. shall not be liable for any action which you may do or refrain from doing in connection with this Agreement except for your gross negligence, willful misconduct or bad faith.

         12. The Company covenants and agrees to indemnify and hold harmless Bankers Trust Company and its officers, directors, employees, agents and affiliates (collectively, the "Indemnified Parties" and each an "Indemnified Party") against any loss, liability or reasonable expense of any nature (including reasonable attorneys' and other fees and expenses) incurred in connection with the administration of the duties of the Indemnified Parties hereunder in accordance with this Agreement except when caused by an Indemnified Party's gross negligence, willful misconduct or bad faith; provided, however, such Indemnified Party shall use its best effort to notify the Company by letter, or by cable, telex or telecopier confirmed by letter, of the written assertion of a claim against such Indemnified Party, or of any action commenced against such Indemnified Party, promptly after but in any event within 10 days of the date such Indemnified Party shall have received any such written assertion of a claim or shall have been served with a summons, or other legal process, giving information as to the nature and basis of the claim; provided, however, that failure to so notify the Company shall not relieve the Company of any liability which it may otherwise have hereunder except such liability that is a direct result of such Indemnified Party's failure to so notify the Company. The Company shall be entitled to participate at its own expense in the defense of any such claim or legal action and if the Company so elects, or if the Indemnified Party in such notice to the Company so directs, the Company shall assume the defense of any suit brought to enforce any such claim and shall not be liable for any separate legal fees and expenses of the Indemnified Party after it has assumed such defense; provided, however, that in the event that there may be a conflict of interest between the positions of the Indemnified Party and the Company in conducting the defense of such claim, the Indemnified Party shall be entitled to separate counsel, the reasonable fees and expenses of which shall be paid by the Company. You shall not enter into a settlement or other compromise with respect to any indemnified loss, liability or expense without the prior written consent of the Company, which shall not be unreasonably withheld or delayed.

         13. This Agreement and your appointment as the Exchange Agent shall be construed and enforced in accordance with the laws of the State of New York and shall inure to the benefit of, and the obligations created hereby shall be binding upon, the successors and assigns of the parties hereto. No other person shall acquire or have any rights under or by virtue of this Agreement.

         14. The parties hereto hereby irrevocably submit to the venue and jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in New York City in any action or proceeding arising out of or relating to this Agreement, and the parties hereby irrevocably agree that all claims in respect of such action or proceeding arising out of or relating to this Agreement shall be heard and determined in such a New York State or federal court. The parties hereby consent to and grant to any such court jurisdiction over the persons of such parties and over the subject matter of any such dispute and agree that delivery or mailing of any process or other papers in the manner provided herein, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

         15. This Agreement may not be modified, amended or supplemented without an express written agreement executed by the parties hereto. Any inconsistency between this Agreement and the Tender Documents, as they may from time to time be supplemented or amended, shall be resolved in favor of the latter, except with respect to the duties, liabilities and indemnification of you as Exchange Agent.

         16. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         17. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         18. Unless terminated earlier by the parties hereto, this Agreement shall terminate 90 days following the Expiration Date. Notwithstanding the foregoing, Sections 9 and 12 shall survive the termination of this Agreement. Upon any termination of this Agreement, you shall promptly deliver to the Property Trustee any certificates for Old Capital Securities or New Capital Securities, funds or property then held by you as Exchange Agent under this Agreement.

         19. All notices and communications hereunder shall be in writing and shall be deemed to be duly given if delivered or mailed first class certified or registered mail, postage prepaid, or telecopied as follows:

                If to Company:            First Citizens BancShares, Inc.
                                          3128 Smoketree Court
                                          Raleigh, NC  27604
                                          Attn:  Kenneth A. Black
                                          Telephone:
                                          Telecopier No:

                and a copy to:            Ward and Smith, P.A.
                                          1001 College Court
                                          Post Office Box 867
                                          New Bern, North Carolina 28563-0867
                                          Attn: William R. Lathan, Jr.
                                          Telephone: (252) 633-1000
                                          Facsimile: (252) 636-2121

                If to you:                Bankers Trust Company
                                          Corporate Trust and Agency Group
                                          Four Albany Street - 4th Floor
                                          New York, NY  10006
                                          Attn.: Ednora Linares
                                          Telephone:   212-250-6161
                                          Telecopier:  212-250-6392/6961


or such other address or telecopy number as any of the above may have furnished to the other parties in writing for such purposes.

         20. This Letter Agreement and all of the obligations hereunder shall be assumed by any and all successors and assigns of the Company.

         If the foregoing is in accordance with your understanding, would you please indicate your agreement by signing and returning the enclosed copy of this Agreement to the Company.

                                                 Very truly yours,

                                                 FIRST CITIZENS BANCSHARES, INC.


                                                 By: H. Kenneth A. Black
                                                    --------------------------
                                                 Title: Vice President



Agreed to this 14th day of August, 1998

BANKERS TRUST COMPANY, as Exchange Agent


By: /s/ Ednora Linares
    -----------------------------------
Title: Assistant Vice President

                                   EXHIBIT A


                           FORM OF TENDER DOCUMENTS

             Letter of Transmittal - Included as Exhibit 99.1 hereto

        Notice of Guaranteed Delivery - Included as Exhibit 99.2 hereto

                            FCB/NC CAPITAL TRUST I

                          OFFER TO EXCHANGE ITS NEWLY
                        ISSUED 8.05% CAPITAL SECURITIES
               (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
          FOR ANY AND ALL OF ITS OUTSTANDING 8.05% CAPITAL SECURITIES
               (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
                          PURSUANT TO THE PROSPECTUS
                             DATED AUGUST 24, 1998
THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 23, 1998 UNLESS THE OFFER IS EXTENDED.


To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

     First Citizens BancShares, Inc., a Delaware corporation (the "Company"), and FCB/NC Capital Trust I, a Delaware business trust (the "Issuer Trust"), are offering, upon the terms and subject to the conditions set forth in the Prospectus dated August 24, 1998 (the "Prospectus") and the accompanying Letter of Transmittal enclosed herewith (which together constitute the "Exchange Offer"), to exchange up to $150,000,000 aggregate liquidation amount of newly issued 8.05% Capital Securities of the Issuer Trust (the "New Capital Securities") for a like liquidation amount of the Issuer Trust's outstanding 8.05% Capital Securities (the "Old Capital Securities"). As set forth in the Prospectus, the terms of the New Capital Securities are identical in all material respects to the Old Capital Securities, except that the New Capital Securities have been registered under the Securities Act of 1933, as amended, and therefore will not be subject to certain restrictions on their transfer and will not provide for any increase in the interest rate paid thereon, subject to certain exceptions. Old Capital Securities may be tendered for exchange in whole or in part in a liquidation amount of $100,000 (100 Capital Securities) or any integral multiple of $1,000 in excess thereof.

     THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CONDITIONS. SEE "THE EXCHANGE OFFER -- CONDITIONS TO THE EXCHANGE OFFER" IN THE PROSPECTUS.

     Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

   1. the Prospectus, dated August 24, 1998;

   2. the Letter of Transmittal for your use and for the information of your clients (facsimile copies of the Letter of Transmittal may be used to tender Old Capital Securities);

   3. a form of letter which may be sent to your clients for whose accounts you hold Old Capital Securities registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer; and

   4. a Notice of Guaranteed Delivery.

     YOUR PROMPT ACTION IS REQUESTED. PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 23, 1998, UNLESS EXTENDED. PLEASE FURNISH COPIES OF THE ENCLOSED MATERIALS TO THOSE OF YOUR CLIENTS FOR WHOM YOU HOLD OLD CAPITAL SECURITIES REGISTERED IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE AS QUICKLY AS POSSIBLE.

     In all cases, exchanges of Old Capital Securities accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (a) certificates representing such Old Capital Securities, or a Book-Entry Confirmation (as defined in the Prospectus), as the case may be,
(b) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, or an Agent's Message (as defined in the Prospectus), and (c) any other required documents.

     Holders who wish to tender their Old Capital Securities and (i) whose Old Capital Securities are not immediately available or (ii) who cannot deliver their Old Capital Securities, the Letter of Transmittal or an Agent's Message and any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date must tender their Old Capital Securities according to the guaranteed delivery procedures set forth under the caption "The Exchange Offer -- Procedure for Tendering Old Capital Securities" in the Prospectus.

     The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Old Capital Securities residing in any jurisdiction in which the making of the Exchange Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

     Neither the Company nor the Issuer Trust will make any payments to brokers, dealers or other persons for soliciting acceptances of the Exchange Offer. The Company will, however, upon request, reimburse you for customary clerical and mailing expenses incurred by you in forwarding any of the enclosed materials to your clients.

     Questions and requests for assistance with respect to the Exchange Offer or for copies of the Prospectus and Letter of Transmittal may be directed to the Exchange Agent at its address set forth in the Prospectus or at 1-800-735-7777.

                                      Very truly yours,


                                      FCB/NC CAPITAL TRUST I

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE COMPANY, THE ISSUER TRUST OR ANY AFFILIATE THEREOF, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

                            FCB/NC CAPITAL TRUST I

                          OFFER TO EXCHANGE ITS NEWLY
                        ISSUED 8.05% CAPITAL SECURITIES
               (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
          FOR ANY AND ALL OF ITS OUTSTANDING 8.05% CAPITAL SECURITIES
               (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
                          PURSUANT TO THE PROSPECTUS
                             DATED AUGUST 24, 1998
  THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 23, 1998, UNLESS THE OFFER IS EXTENDED


TO OUR CLIENTS:

     Enclosed for your consideration is a Prospectus dated August 24, 1998 (the "Prospectus") and a Letter of Transmittal (which together constitute the "Exchange Offer") relating to the offer by First Citizens BancShares, Inc., a Delaware corporation (the "Company"), and FCB/NC Capital Trust I, a Delaware business trust (the "Issuer Trust"), to exchange up to $150,000,000 aggregate liquidation amount of newly issued 8.05% Capital Securities of the Issuer Trust (the "New Capital Securities") for a like liquidation amount of the Issuer Trust's outstanding 8.05% Capital Securities (the "Old Capital Securities"). As set forth in the Prospectus, the terms of the New Capital Securities are identical in all material respects to the Old Capital Securities, except that the New Capital Securities have been registered under the Securities Act of 1933, as amended, and therefore will not be subject to certain restrictions on their transfer and will not provide for any increase in interest rate paid thereon, subject to certain exceptions. Old Capital Securities may be tendered for exchange in whole or in part in a liquidation amount of $100,000 (100 Old Capital Securities) or any integral multiple of $1,000 in excess thereof.

     The enclosed material is being forwarded to you as the beneficial owner of Old Capital Securities held by us for your account or benefit but not registered in your name. An exchange of any Old Capital Securities may only be made by us as the registered Holder pursuant to your instructions. Therefore, the Company and the Issuer Trust urge beneficial owners of Old Capital Securities registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such Holder promptly if they wish to exchange Old Capital Securities in the Exchange Offer.

     Accordingly, we request instructions as to whether you wish us to exchange any or all such Old Capital Securities held by us for your account or benefit, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to exchange your Old Capital Securities.

     Your instructions to us should be forwarded as promptly as possible in order to permit us to exchange Old Capital Securities on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer expires on the Expiration Date. The term "Expiration Date" shall mean 5:00 p.m., New York City time, on September 23, 1998, unless the Exchange Offer is extended as provided in the Prospectus, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. A tender of Old Capital Securities may be withdrawn at any time prior to the Expiration Date.

Your attention is directed to the following:

   1. The Exchange Offer is for the exchange of up to $150,000,000 aggregate liquidation amount of New Capital Securities for a like liquidation amount of Old Capital Securities. $150,000,000 aggregate liquidation amount of Old Capital Securities was outstanding as of August 17, 1998.

   2. THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CONDITIONS. SEE "THE EXCHANGE OFFER -- CONDITIONS TO THE EXCHANGE OFFER" IN THE PROSPECTUS.

   3. The Exchange Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on September 23, 1998, unless extended.

   4. The Company has agreed to pay certain expenses of the Exchange Offer. See "The Exchange Offer -- Fees and Expenses" in the Prospectus.

     The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, Holders of Old Capital Securities residing in any jurisdiction in which the making of the Exchange Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

     If you wish us to tender any or all of your Old Capital Securities held by us for your account or benefit, please so instruct us by completing, executing and returning to us the attached instruction form. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to exchange Old Capital Securities held by us and registered in our name for your account or benefit.


                                 INSTRUCTIONS

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of First Citizens BancShares, Inc. and FCB/NC Capital Trust I.

     This will instruct you to tender for exchange the aggregate liquidation amount of Old Capital Securities indicated below (or, if no aggregate liquidation amount is indicated below, all Old Capital Securities) held by you for the account or benefit of the undersigned, pursuant to the terms of and conditions set forth in the Prospectus and the Letter of Transmittal.
     Aggregate Liquidation Amount of Old Capital Securities to be tendered for exchange: *
                                    $
*I (we) understand that if I (we) sign this instruction form without indicating an aggregate liquidation amount of Old Capital Securities in the space above, all Old Capital Securities held by you for my (our) account will be tendered for exchange.


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                                             Signature(s)



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                                             Capacity (full title) if signing
                                             in a fiduciary or representative
                                             capacity



                                             ----------------------------------


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                                             Name(s) and address, including zip
                                             code




                                             Date:------------------------------





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                                             Area Code and Telephone Number




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                                             Taxpayer Identification or Social
                                             Security No.

                                   EXHIBIT B


                             Bankers Trust Company
                        Corporate Trust and Agency Group

                                                 SCHEDULE OF FEES


         Exchange Agent                                                  $5,000

         Covers review of the Exchange Agent Agreement, the Letter of Transmittal and other related documentation; establishment of accounts and systems link with depositories; operational and administrative charges and time spent in connection with the review, receipt and processing of Letters of Transmittal, and Agent's Messages.


Note:    The fees set forth in this  schedule  are subject to review of documentation. The fees are also subject to change should circumstances warrant. Out-of-pocket expenses and disbursements, including counsel fees, incurred in the performance of our duties will be added to the billed fees. Fees for any services not covered in this or related schedules will be based upon our appraisal of the services rendered. We may place orders to buy/sell financial instruments with outside broker-dealers that we select, as well as with BT or its affiliates. These transactions (for which normal and customary spreads or other compensation may be earned by such broker-dealers, including BT or its affiliates, in addition to the charges quoted above) will be executed on a riskless principal basis solely for your account(s) and without recourse to us or our affiliates. If you choose to invest in any mutual fund, BT and/or our affiliates may earn investment management fees and other service fees/expenses associated with these funds as disclosed in the mutual fund prospectus provided to you, in addition to the charges quoted above. Likewise, BT has entered into agreements with certain mutual funds or their agents to provide shareholder services to those funds. For providing these shareholder services, BT is paid a fee by these mutual funds that calculated on an annual basis does not exceed 25 basis points of the amount of your investment in these mutual funds. In addition, if you choose to use other services provided by BT or its affiliates, Corporate Trust or other BT affiliates may be allocated a portion of the fees earned. We will provide periodic account statements describing transactions executed for your account(s). Trade confirms will be available upon your request at no additional charge. If a transaction should fail to close for reasons beyond our control, we reserve the right to charge our acceptance fee plus reimbursement for legal fees incurred.
Shares of mutual funds are not deposits or obligations of, or guaranteed by, Bankers Trust Company or any of its affiliates and are not insured by the Federal Deposit Insurance Corporation or any other agency of the U.S. Government. Investments in the mutual funds involve the possible loss of principal. Please read the prospectus carefully before investing.